SEABOARD CORPORATION
           NONQUALIFIED DEFERRED COMPENSATION PLAN

                  Effective January 1, 2009





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                      TABLE OF CONTENTS


ARTICLE I PURPOSE AND EFFECTIVE DATE                              1

ARTICLE II DEFINITIONS                                            1
   2.1   Account                                                  1
   2.2   Beneficiary                                              1
   2.3   Board                                                    1
   2.4   Change of Control                                        1
   2.5   Code                                                     2
   2.6   Committee                                                2
   2.7   Company                                                  2
   2.8   Company Contribution                                     2
   2.9   Compensation                                             2
   2.10  Deferral                                                 3
   2.11  Deferral Election                                        3
   2.12  Disability                                               3
   2.13  Distribution Preference Election                         3
   2.14  Eligible Employee                                        3
   2.15  Employee                                                 3
   2.16  Employer                                                 3
   2.17  Investment Options                                       3
   2.18  Investment Return                                        4
   2.19  Participant                                              4
   2.20  Plan                                                     4
   2.21  Plan Year                                                4
   2.22  Related Company                                          4
   2.23  Separation from Service                                  4
   2.24  Unforeseeable Emergency                                  4

ARTICLE III PARTICIPATION                                         5
   3.1   Participation for Deferrals.                             5
   3.2   Participation for Company Contributions.                 5

ARTICLE IV DEFERRAL ELECTIONS                                     5
   4.1   Method.                                                  5
   4.2   Irrevocable.                                             5
   4.3   Deferral Election.                                       5
   4.4   Special Rule for Deferral Election for First
          Year of Eligibility.                                    5
   4.5   Minimum Annual Deferral.                                 6
   4.6   Cancellation of Deferral Election on Account of
          Hardship Distribution.                                  6
   4.7   Cancellation of Deferral Election on Account of
          Unforeseeable Emergency.                                6

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ARTICLE V COMPANY CONTRIBUTIONS                                   6
   5.1   Participation.                                           6
   5.2   Amount.                                                  6

ARTICLE VI ACCOUNTS AND INVESTMENT RETURN                         7
   6.1   Account Adjustments for Deferrals, Company
          Contributions and Distributions.                        7
   6.2   Account Adjustments for Investment Return.               7
   6.3   Vesting.                                                 7

ARTICLE VII DISTRIBUTIONS                                         7
   7.1   Distribution Preference Elections.                       7
   7.2   Subject to Mandatory Distribution Provisions and
          162(m) Payment Delay.                                   7
   7.3   Election Form.                                           8
   7.4   Time of Initial Election or Deemed Election.             8
   7.5   Subsequent Distribution Preference Election.             8
   7.6   Mandatory Distribution Upon Separation from
          Service.                                                8
   7.7   Mandatory Distribution Upon Change of Control.           8
   7.8   Mandatory Distribution Upon Disability.                  9
   7.9   Mandatory Distribution Upon Death.                       9
   7.10  Distribution Upon Unforeseeable Emergency.               9
   7.11  Adjustments to Accounts.                                 9

ARTICLE VIII AMENDMENT OR TERMINATION                             9

ARTICLE IX ADMINISTRATION                                         9
   9.1   Committee.                                               9
   9.2   Delegation.                                             10
   9.3   Information to be Furnished.                            10
   9.4   Committee's Decision Final.                             10
   9.5   Remuneration and Expenses.                              10
   9.6   Indemnification of Committee Member.                    10
   9.7   Resignation or Removal of Committee Member.             10
   9.8   Interested Committee Member.                            10

ARTICLE X CLAIMS PROCEDURE                                       11
   10.1  Claim.                                                  11
   10.2  Denial of Claim.                                        11
   10.3  Review of Claim.                                        11
   10.4  Final Decision.                                         11

ARTICLE XI MISCELLANEOUS                                         11
   11.1  Captions.                                               11
   11.2  Company Action.                                         11
   11.3  Terms.                                                  11
   11.4  Governing Law.                                          12

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   11.5  Nonassignability.                                       12
   11.6  Tax Obligations.                                        12
   11.7  Not a Contract of Employment.                           12
   11.8  Participant Cooperation.                                12
   11.9  Successors.                                             12
   11.10 Unsecured General Creditor.                             12
   11.11 Validity.                                               13
   11.12 Waiver of Notice.                                       13

APPENDIX A                                                       14

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                      SEABOARD CORPORATION
             NONQUALIFIED DEFERRED COMPENSATION PLAN

                            ARTICLE I
                   PURPOSE AND EFFECTIVE DATE

     Seaboard Corporation (the "Company") adopted the Seaboard Corporation Nonqualified Deferred Compensation Plan (the "Plan") effective September 1, 2005. The purpose of the Plan is to aid in attracting and retaining certain key employees of Seaboard Corporation and participating affiliated companies by providing to them an opportunity for supplemental retirement income. The Company hereby amends and restates the Plan effective January 1, 2009 for the primary purpose of complying with final Treasury regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be an arrangement that is unfunded and maintained primarily for the purpose of providing supplemental retirement income to a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the Plan is intended to satisfy the requirements of Section 409A of the Code, and the Plan shall be interpreted and administered accordingly.

                           ARTICLE II
                           DEFINITIONS

     For purposes of this Plan, the following words and phrases shall have the meaning indicated, unless the context clearly indicates otherwise:

     2.1 Account means the bookkeeping account maintained by the Committee for a Participant to which is credited Deferrals and Company Contributions, and to which is charged distributions, and which is adjusted to reflect earnings and losses, all as herein provided. Any reference herein to a distribution of the Participant's Account shall mean a payment of an amount equal to the amount credited to the Participant's Account.

     2.2 Beneficiary means one or more persons, trusts, estates or other entities, designated by a Participant, in accordance with procedures established by the Committee, to receive any remaining balance in the Participant's Account upon the death of the Participant. If no designation by the Participant is effective, then the Participant's Beneficiary shall be the Participant's surviving spouse if any, but if none then the Participant's estate.

     2.3  Board  means  the  board  of   directors   of  Seaboard
Corporation.

     2.4 Change of Control means an event or transaction described below; provided, however, an event or transaction described below will not be a Change of Control for purposes of a payment event under the Plan unless it constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v):

          (a) The acquisition by any unrelated person or entity of more than fifty percent (50%) of either the outstanding shares of common stock or the combined voting

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     power of the Company's then  outstanding  voting  securities entitled to vote generally in the election of directors;

          (b) The sale to an unrelated person or entity of Company assets that have a total gross fair market value of more than eighty-five percent (85%) of the total gross fair market value of all of the assets of the Company immediately prior to such sale;

          (c) The acquisition, whether by reorganization, merger, consolidation, purchase or similar transaction, by any person or entity or more than one person or entity acting as a group of more than 50% of the combined voting power entitled to vote  generally  in the election of directors of
     the  Company  or   the  entity  in  which  the  Company  was
     reorganized, merged or consolidated into;

          (d) The acquisition by any person or entity (other than by any descendant of Otto Bresky, Senior or any trust established primarily for the benefit of any descendant of Otto Bresky, Senior or any other related person or entity) of more than fifty percent (50%) of either the membership interests or the combined voting power of Seaboard Flour, LLC at any time when Seaboard Flour, LLC owns 50% or more of the Company. For purposes of determining whether there has been a Change of Control under this Section 2.4, the attribution of ownership rules under Code Section 318(a) shall apply. Also for purposes of determining whether there has been a Change of Control, "Company" means only Seaboard Corporation and any successors to the business of Seaboard Corporation.

     2.5  Code  means   the   Internal Revenue  Code of 1986, any
amendments thereto, and any regulations issued thereunder.

     2.6  Committee  means  the  Committee, which may consist  of
one  person,  designated   from   time to  time by the Company to
administer  the Plan.

     2.7  Company  means   Seaboard   Corporation,   a   Delaware
corporation,  and  any  successors  to  the  business of Seaboard
Corporation.

     2.8 Company Contribution means the amount determined in accordance with Article V that is an obligation of the Employer and that is credited to a Participant's Account. The Company Contribution may consist of a "matching contribution" and an "excess contribution".

     2.9 Compensation means the total amount payable to the Participant by the Employer for the Participant's services during a calendar year subject to the following provisions of this
Section 2.9. Compensation specifically excludes: (a) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, and welfare benefits; (b) any benefits accrued or paid under the Seaboard Corporation Executive Retirement Plan, as amended; (c) any amount of taxable income recognized by the Participant upon the exercise of an option under any option plan or program maintained by the Company; (d) any amount of taxable income recognized by the Participant as a result of a distribution under this Plan; and (e) any amount allocated or paid under the Seaboard
Corporation   Executive   Deferred Compensation

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Plan, as amended.  For purposes of determining the amount of  the
Company Contribution that is the excess contribution for a particular Plan Year, Compensation does not include the amount of a Participant's Deferral for such Plan Year, but Compensation does include the amount of any elective contributions made by the Participant during the same period as such Plan Year pursuant to a plan maintained by the Company where such amount is not includable in gross income due to the provisions of Code Sections
125,  401(k)  or  132(f).   Compensation  shall  not  include   a
Participant's Compensation payable for any period prior to the time the Participant becomes eligible to participate in the Retirement Savings Plan for Seaboard Corporation, as amended.

     2.10 Deferral  means   the   portion  of the salary or bonus
payable  to  a  Participant   that  is  deferred for a Plan  Year
pursuant  to  a  Deferral   Election  by  the Participant and  is
credited  to  the Participant's Account.

     2.11 Deferral Election means an election made hereunder by a Participant to defer salary or bonus payable to the Participant and earned after the date of the Deferral Election as determined hereunder.

     2.12 Disability  means  a period in which the Participant is
(i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan sponsored by the Company.

     2.13 Distribution Preference  Election  means  the  election
made or deemed made by a  Participant  governing   the   time  of
payment of benefits  hereunder  to  the Participant.

     2.14 Eligible Employee means an Employee who is a member of a select group of management or highly compensated employees, taking into account for this purpose all employees of all Related Companies; however, an Employee who has been designated by the Board as an Executive for purposes of the Annual Deferral Amount, or for purposes of both the Annual Deferral Amount and the Company Discretionary Contribution, under the Seaboard Corporation Executive Deferred Compensation Plan, as amended, for a year coinciding with a Plan Year under this Plan, shall not be an Eligible Employee for such Plan Year.

     2.15 Employee  means   any   individual  who  is  a salaried
employee  of  an Employer.

     2.16 Employer means the Company and any of its subsidiaries or affiliates that participate in this Plan with the consent of the Company, and any successors to the business of any such participating subsidiaries or affiliates. The subsidiaries or affiliates participating in this Plan as of the effective date are listed on Appendix A attached hereto.

     2.17 Investment  Options   means   the   investment  options
selected  by  the  Committee  from  time   to  time among which a
Participant may direct the investment of   his  or her Account in
accordance with procedures established by the Committee.

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     2.18 Investment  Return  means the amount of earnings, gains or losses applicable to the  Participant's Account as measured by the Investment  Options applicable pursuant to the  Participant's
direction   or   as otherwise provided herein.

     2.19 Participant means any Eligible Employee who is designated as eligible to participate in the Plan for purposes of Deferrals and who makes a Deferral Election as provided in Section 3.1. Participant also means any Eligible Employee who satisfies the requirements for participation for purposes of Company Contributions as provided in Section 3.2. Participant also means any individual for whom an Account is maintained hereunder.

     2.20 Plan  means   the   Seaboard  Corporation  Nonqualified
Deferred Compensation Plan, as set forth herein and as from time to time amended.

     2.21 Plan Year means the 12-month period beginning January 1 and ending December 31.

     2.22 Related Company means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company or any corporation or other entity with whom the Company is considered a single employer under Code Section 414(c).

     2.23 Separation from Service means the Participant's termination of employment with the Company. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate the Participant and Company reasonably anticipate that no further services will be performed by the Participant for the Company; provided, however, that a Participant shall be deemed to have a termination of employment if the level of services he or she would perform for the Company after a certain date permanently decreases to no more than twenty percent (20%) of the average level of bona fide services performed for the Company (whether as an employee or independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company if the Participant has been providing services to the Company for less than 36 months). For this purpose, a Participant is not treated as having a Separation from Service while he or she is on a military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant has a right to reemployment with the Company under an applicable statute or by contract. Where used in this Section 2.23, the term Company includes any Related Company..

     2.24 Unforeseeable Emergency means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

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                           ARTICLE III
                          PARTICIPATION

     3.1 Participation for Deferrals. The Committee will designate those Eligible Employees who are eligible to make Deferral Elections for a particular Plan Year. Such designation will be by written communication to such Eligible Employees and will be effective on the date of such written communication. Once an Eligible Employee has been designated under this Section 3.1, he or she may make a Deferral Election for the first Plan Year stated in such written designation and for each subsequent Plan Year until the first to occur of (1) the Participant's Separation from Service, or (2) a written notice from the Committee delivered prior to the first day of the Plan Year for which it is effective advising the Participant that he or she is no longer eligible to make a Deferral Election.

     3.2 Participation for Company Contributions. Any Eligible Employee who has satisfied the requirements for eligibility to participate in the Retirement Savings Plan for Seaboard Corporation, as amended from time to time (the "401(k) Plan") for a Plan Year and whose Compensation for a Plan Year is in excess of the maximum amount of compensation determined pursuant to Code Section 401(a)(17) that is permitted to be taken into account under the 401(k) Plan for the plan year of the 401(k) Plan that ends within such Plan Year, will be a Participant for purposes of the Company Contribution for that Plan Year.

                           ARTICLE IV
                       DEFERRAL ELECTIONS

     4.1 Method. A Deferral Election shall be made in writing on a form provided by the Committee and shall be submitted to the Committee in such manner as the Committee determines. A Deferral Election will not be valid unless it is submitted to the Committee in the manner required.

     4.2  Irrevocable.  Except  as  otherwise provided in Section
4.6 or Section 4.7, a Deferral Election will become irrevocable on the last day established by the Committee (in accordance with the provisions hereunder) for submitting the Deferral Election to the Committee; provided, however, in the case of a Deferral Election that is submitted under Section 4.4 after the first day of a Plan Year, the Deferral Election shall become irrevocable at the time the Deferral Election is submitted to the Committee.

     4.3 Deferral Election. A Participant's Deferral Election for a Plan Year must be made at such time as the Committee determines, but in no event later than the last day of the Plan Year preceding the Plan Year for which the Deferral Election is effective. A Participant's Deferral Election for a Plan Year with respect to salary shall apply to salary payable in the Plan Year for which the election is made. A Participant's Deferral Election for a Plan Year with respect to bonus shall apply to bonus earned in the Plan Year for which the election is made.

     4.4 Special Rule for Deferral Election for First Year of Eligibility. Subject to the last sentence of this Section 4.4, an Eligible Employee who is designated under Section 3.1 for the first time, may elect to make Deferrals provided he or she submits a Deferral Election to the Committee by such time as the Committee determines, but in no event later than 30 days after

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the  date  the  Eligible  Employee  first  becomes  eligible   to
participate for Deferrals under Section 3.1. A Deferral Election made under this Section 4.4 after the first day of a Plan Year and applicable to salary, shall apply only with respect to salary earned after the date the Deferral Election becomes irrevocable. A Deferral Election under this Section 4.4 after the first day of a Plan Year applicable to a bonus payable to the Participant, shall apply only to the amount of the Participant's bonus that is deemed to be payable for services performed after the Deferral Election shall be determined by multiplying the total bonus payable by a fraction, the denominator of which is the total number of days in the performance period for which the bonus is payable, and the numerator of which is the number of days
remaining  in  such  performance  period  after  the   date   the
Participant's    Deferral    Election    becomes     irrevocable.
Notwithstanding the preceding provisions of this Section 4.4, if at the time an Eligible Employee becomes first eligible as a
Participant  for  Deferrals  under  Section  3.1,  the   Eligible
Employee  is  or  has  been  eligible  to  participate   in   any
nonqualified deferred compensation plan of a Related Company that is subject to Code Section 409A and that is required by Code
Section 409A to be aggregated with this Plan with respect to Deferrals, then the Participant's Deferral Election will only be effective if it is submitted to the Committee at the time provided in Section 4.3.

     4.5 Minimum Annual Deferral. Notwithstanding the foregoing provisions of this Article IV, a Participant may not make a Deferral Election for a Plan year unless the Participant's Deferral Election for such Plan Year provides for a Deferral amount that is determined by the Committee to be at least $10,000. Such determination will be made by the Committee prior to the date the Deferral Election becomes irrevocable hereunder.

     4.6 Cancellation of Deferral Election on Account of Hardship Distribution. In the event a Participant receives a distribution from the 401(k) Plan on account of hardship, which distribution is made pursuant to Treasury Regulations Section 1.401(k)-1(d)(3) and requires suspension of deferrals under other arrangements such as this Plan, the Participant's Deferral Election pursuant to which Deferrals would otherwise be made during the 6-month period following the date of the distribution shall be cancelled.

     4.7 Cancellation of Deferral Election on Account of Unforeseeable Emergency. In the event a Participant requests a distribution pursuant to Section 7.10 due to an Unforeseeable Emergency, or the Participant requests a cancellation of the Deferral Election of the Participant due to an Unforeseeable Emergency, and the Committee determines that the Participant's Unforeseeable Emergency may be relieved all or in part through the cancellation of the Participant's current Deferral Election, then such Deferral Election shall be cancelled as soon as administratively practicable following such determination by the Committee.

                            ARTICLE V
                      COMPANY CONTRIBUTIONS

     5.1 Participation. As soon as administratively feasible after the last day of each Plan Year a Company Contribution will be credited to the Accounts of those Participants determined by the Committee under Section 3.2.

     5.2 Amount. The amount of a Company Contribution credited on behalf of a Participant for a Plan Year will equal the sum of (a) the Company matching contribution, if any, which is 3% of the Participant's Deferral for such Plan Year, and (b) the Company excess contribution, if any, which is 3% of the Participant's Compensation for the Plan Year that is in excess of the maximum amount of compensation determined pursuant to Code Section 401(a)(17) that is permitted to be taken into account under the 401(k) Plan for the plan year of the 401(k) Plan that ends within such Plan Year.

                           ARTICLE VI
                 ACCOUNTS AND INVESTMENT RETURN

     6.1 Account Adjustments for Deferrals, Company Contributions and Distributions. All Deferrals of a Participant with respect to a Plan Year will be credited to the
Participant's Account as soon as administratively feasible after the date on which the Deferral would have been paid in cash absent the Deferral Election applicable to such Deferral. All Company Contributions made on behalf of a Participant with respect to a Plan Year will be credited to the Participant's Account at such time or times as determined by the Committee. Any distribution from a Participant's Account will be charged to the Account as of the time of the distribution.

     6.2 Account Adjustments for Investment Return. A Participant's Account will be deemed invested in one or more Investment Options as directed or deemed directed by the Participant pursuant to procedures established by the Committee. At such times as determined by the Committee, and at such time as provided under Section 7.11, the Investment Return will be credited (in the case of net earnings) or charged (in the case of net losses) to the Participant's Account.

     6.3 Vesting. A Participant will be fully vested in his or her Account at all times.

                           ARTICLE VII
                          DISTRIBUTIONS

     7.1 Distribution Preference Elections. A Participant shall make, or be deemed to make, a separate Distribution Preference Election with respect to each Plan Year. A Distribution Preference Election will apply to the distribution of all
Deferrals and Company Contributions allocated to the Participant's Account with respect to a Plan Year, as adjusted thereafter for Investment Return. The Distribution Preference Election will designate the date for the payment by the Employer to the Participant of the amounts subject to the Distribution Preference Election. Except as provided in Section 7.2, payment by the Employer will be made during the 90-day period commencing upon the distribution date designated in the applicable Distribution Preference Election. The form of payment will always be a lump sum payment.

     7.2 Subject to Mandatory Distribution Provisions and 162(m) Payment Delay. Any Distribution Preference Election hereunder, whether an actual election or a deemed election, shall be subject to the mandatory distribution provisions of Sections 7.6, 7.7,
7.8 and 7.9. In addition, to the extent required under Treasury regulation Section 1.409A-2(b)(7)(i) for purposes of compliance with Code Section 409A, any payment otherwise to be made pursuant to the Participant's Distribution Preference Election will be delayed if a payment to the Participant in the same year under the Seaboard Corporation Executive Deferred Compensation Plan is delayed
due   to   the   anticipated   limitation or elimination  of  the
Company's deduction under Code Section 162(m). Any payment delayed under the preceding sentence shall be paid upon the first to occur of (a) a mandatory distribution referenced in the first sentence of this Section 7.2, or (b) the date the delayed payment is made under the Seaboard Corporation Executive Deferred Compensation Plan, to the extent consistent with the requirements of Code Section 409A.

     7.3 Election Form. A Distribution Preference Election (other than a deemed election) must be made in writing on a form provided by the Committee and shall be submitted to the Committee in such manner as the Committee determines. A Distribution Preference Election will not be valid unless it is submitted to the Committee in the manner required.

     7.4 Time of Initial Election or Deemed Election. If a Participant makes a Deferral Election for a Plan Year, then at the time the Participant makes the Deferral Election the Participant may also make a Distribution Preference Election. If the Participant fails to make a Distribution Preference Election at such time, or if the Participant does not make a Deferral Election for a Plan Year but a Company Contribution is made on behalf of the Participant for such Plan Year, then the Participant shall be deemed to have made a
Distribution Preference Election applicable to all amounts allocated to the Participant's Account for such Plan Year, as adjusted thereafter for Investment Return, of a lump sum payment payable during the 90-day period commencing on the first day of the sixth Plan Year following the year for which the Deferral Election is made.

     7.5 Subsequent Distribution Preference Election. A Participant may change any existing Distribution Preference Election (whether it was made by the Participant or deemed made by the Participant) by filing a subsequent Distribution Preference Election with the Committee; provided, however, a subsequent Distribution Preference Election will not be effective unless it satisfies all of the following requirements:

          (a) A subsequent Distribution Preference Election may not take effect until at least twelve months after the date on which it is filed by the Participant.

          (b) A subsequent Distribution Preference Election may not be filed less than twelve (12) months prior to the designated distribution date under the existing Distribution
     Preference Election.

          (c) The payment that is subject to the subsequent Distribution Preference Election may not be made earlier than five (5) years after the date such payment would have been made absent such subsequent Distribution Preference Election.

     7.6 Mandatory Distribution Upon Separation from Service. In the event of a Participant's Separation from Service, then unless the Participant's Account is to be distributed earlier under another provision of this Article VII, the Participant's Account will be distributed by the Employer to the Participant in a lump sum payment during the seventh month following the month in which the Participant has a Separation from Service.

     7.7 Mandatory Distribution Upon Change of Control. In the event of a Change of Control, then unless the Participant's
Account is to be distributed earlier under another provision of this Article VII, the Participant's Account will be distributed by the Employer to the Participant in a lump sum payment within 90 days following the Change of Control.

     7.8 Mandatory Distribution Upon Disability. In the event of the Disability of the Participant, then unless the Participant's Account is to be distributed earlier under another provision of this Article VII, the Participant's Account will be distributed by the Employer to the Participant in a lump sum payment within 90 days following the determination of such Disability.

     7.9 Mandatory Distribution Upon Death. In the event of the death of the Participant, then the Participant's Account will be distributed by the Employer to the Participant's Beneficiary in a lump sum payment within 90 days following the Participant's death.

     7.10 Distribution Upon Unforeseeable Emergency. If the Committee determines that a Participant has an Unforeseeable Emergency, then upon the written request of the Participant the Committee may direct the Employer to distribute to the Participant an amount that shall not exceed the amount necessary to satisfy such emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

     7.11 Adjustments to Accounts. At any time a Participant's entire Account is to be distributed hereunder, the Participant's Account shall be adjusted, as provided in Section
6.1 and Section 6.2, prior to the date of distribution and as near as administratively feasible to the date of distribution.

                          ARTICLE VIII
                    AMENDMENT OR TERMINATION

     The Board may, in its sole discretion, at any time and from time to time, amend, in whole or in part, any of the provisions of the Plan or may terminate it as a whole or with respect to any Participant or group of Participants; provided, however, no amendment or termination shall accelerate or postpone the time of any distributions hereunder except to the extent allowed under Code Section 409A.

                           ARTICLE IX
                         ADMINISTRATION

     9.1 Committee. The Board will appoint, or delegate the appointment of, a Committee to administer the Plan. The Committee will act by a majority of its members except to the extent it has delegated responsibilities hereunder. The
Committee will have the following powers, rights and duties in addition to those granted to it elsewhere in the Plan:

     (a)  To adopt such rules of procedure and regulations as, in
          its  opinion,   may  be  necessary  for  the proper and
          efficient  administration  of  the  Plan  and  as   are
          consistent with the provisions of the Plan.

     (b) To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted.

     (c) To construe and interpret the Plan in the Committee's sole discretion, and to determine all questions arising under the Plan, including the power to determine the rights of Participants and their beneficiaries and the amount of their respective benefits.

     (d) To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

     (e)  To direct all payments of benefits under the Plan.

     9.2 Delegation. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may employ agents and counsel (who may also be employed by the Company) and delegate to them such powers as the Committee deems desirable.

     9.3 Information to be Furnished. The Employer shall furnish the Committee or its delegates such data and information as may be required. The records of the Employer as to a Participant's Separation from Service, Compensation, Beneficiary designation and elections hereunder will be conclusive on all persons unless determined to be incorrect.

     9.4 Committee's Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Committee made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

     9.5 Remuneration and Expenses. No remuneration shall be paid to any Committee member for services hereunder. All expenses of a Committee member incurred in the performance of the administration of the Plan shall be reimbursed by the Company.

     9.6 Indemnification of Committee Member. The Committee and the individual members thereof shall be indemnified by the Company against any and all liabilities, losses, costs, and expenses (including fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or the members by reason of the performance of a Committee function if the Committee or such members did not act dishonestly or in willful or negligent violation of the law or regulations under which such liability, loss, cost or expense arises.

     9.7 Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten (10) days advance written notice to the Company and the other Committee members. The Company may remove a Committee member by giving advance written notice to him or her, and the other Committee members.

     9.8 Interested Committee Member. A member of the Committee may not decide or determine any matter or question concerning his or her own benefits under the Plan.

                            ARTICLE X
                        CLAIMS PROCEDURE

     10.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

     10.2 Denial of Claim. If the claim or request is denied, the written notice  of denial  shall  be made within ninety (90) days
of  the  date  of receipt   of   such   claim  or  request by the
Committee  and  shall state:

     (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

     (b) A description of any additional material or information required and an explanation of why it is necessary.

     (c)  An explanation of the Plan's claim review procedure.

     10.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     10.4 Final Decision. The decision on review shall normally be made within sixty (60) days after the Committee's receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty
(120) days after the Committee's receipt of a request for review. The decision shall be in writing and shall state the reasons and relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


                           ARTICLE XI
                          MISCELLANEOUS


     11.1 Captions.     The   captions  of  articles,   sections,
paragraphs and subparagraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     11.2 Company Action. Except as may be specifically provided herein, any action required or permitted to be taken by the Company may be taken on behalf of the Company by any officer of the Company.

     11.3 Terms.   Where   the   context  permits,  words in  the
plural shall include the singular, and words in the singular shall include the plural.

     11.4 Governing Law.   Except  to  the extent governed by the
Employee Retirement Income Security Act of 1974, as amended, the provisions of this Plan shall be construed and interpreted according to the laws of the state of Kansas.

     11.5 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly hereby declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or separation for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or another person's bankruptcy or insolvency.

     11.6 Tax Obligations. The Employer will withhold from that portion of the Participant's Compensation that is not being deferred, in a manner determined by the Employer, the Participant's share of FICA and other employment taxes on Deferrals and Company Contributions. The Employer will withhold from any payments made to a Participant under the Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer.

     11.7 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and any Participant or any Eligible Employee. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless otherwise expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of an Employer to discipline or discharge the Participant at any time.

     11.8 Participant Cooperation. A Participant will cooperate by furnishing any and all information requested in order to facilitate the payment of benefits hereunder and such other action as may be requested by the Committee or the Company or the Employer.

     11.9 Successors. The provisions of this Plan shall bind the Company, the Employer and their successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company or the Employer, and successors of any such corporation or other business entity.

     11.10 Unsecured General Creditor. Participants and their beneficiaries, heirs, successors, and assigns will have no secured interest or claim in any property or assets of any Related Company whether or not such assets are held in a trust that may be used for the purpose of paying benefits hereunder. For purposes of the Plan, any and all of any Related Company's assets shall be, and remain, the general, unpledged, assets of the Related Company. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future. No Employer shall have any obligation under this Plan with respect to individuals other than that Employer's employees.

     11.11 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     11.12 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.



     The Company hereby agrees to the provisions of this Plan, and, in witness thereof, the Company causes this Plan to be, executed on this 22nd day of December, 2008.



                                      SEABOARD CORPORATION



                                      By:  /s/ Steve J. Bresky
                                           Steven J. Bresky, President

                           APPENDIX A

                    PARTICIPATING EMPLOYERS

                      Seaboard Corporation
                       Seaboard Foods LLC
                      Seaboard Marine, LTD
                 Seaboard Ship Management, Inc.